POWER OF ATTORNEY
For Executing SEC Securities Transaction Forms
Know all by these present that the undersigned hereby constitutes and appoints each of Christopher Lindop Susan Hanlon Sandra Jesse and Alexander Steffan signing singly his her true and awful attorneyinfact to execute for and on behalf of the undersigned in the undersigneds capacity as an officer andor director of Haemonetics
Corporation the Company
Forms 3 4 and 5 in accordance
with Section 16a of the Securities
Exchange Act of 1934 and the rules
thereunder and such other forms as
may be required by the SEC relating
to transactions by the undersigned
in securities issued by the Company Forms

do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Forms complete and execute an amendment or amendments thereto and timely file such Forms with the United States Securities and Exchange Commission and any other authority and take any other action of any type whatsoever in connection with the foregoing which in the opinion of such attorneyinfact may be of benefit to in the best interest of or legally required by the undersigned it being understood that the documents executed by such attorneyinfact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorneyinfact may approve in his her discretion.

The undersigned hereby grants to each such attorneyinfact full power and authority to do and perform all and every act and thing whatsoever requisite necessary and proper to be done in the exercise of any of the rights and powers herein granted as fully to all intents and purposes as such attorneyinfact might or could do if personally present with full power of substitution or revocation hereby ratifying and confirming all that such attorneyinfact or hisher substitute or substitutes shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneysinfact in serving in such capacity at the request of the undersigned are not assuming any of the undersigned responsibilities to comply with Section 16 of the Securities and Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file the Forms with respect to the undersigneds holdings of and transactions in securities issued by the Company unless revoked by the undersigned in a signed writing delivered to the foregoing attorneysinfact.

IN WITNESS WHEREOF the undersigned has caused hisher
Power of Attorney to be executed as of this 25th day of July 2014


s Charles Dockendorff
Signature


Charles Dockendorff
Print Name